EXHIBIT 99.1

THE BANK OF NEW YORK MELLON

Officer’s Certificate

March 4, 2011

MERRILL LYNCH DEPOSITOR, INC.
One Bryant Park
3rd Floor – Structured Credit Trading
New York, NY 10036

PREFERREDPLUS, PPLUS TRUST AND INDEXPLUS CERTIFICATE

The undersigned, Maryann Joseph, Vice President of The Bank of New York Mellon (formerly The Bank of New York), a New York corporation (the “Trustee”), hereby certifies in such capacity that, based on her knowledge, the Trustee has complied, in all material respects, with all conditions and covenants applicable to the Trustee under the Standard Terms for Trust Agreements dated February 20, 1998 between Merrill Lynch Depositor, Inc. as depositor (the “Depositor”) and the Trustee, as successor to United States Trust Company of New York, as trustee and securities intermediary (the “Securities Intermediary”), in each case as amended by a series supplement between the Depositor, the Trustee and the Securities Intermediary for each trust series listed in the attached schedule.

Very truly yours, The Bank of New York Mellon (formerly The Bank of New York), as Trustee
By:	/s/	Maryann Joseph

	Name:	Maryann Joseph
	Title:	Vice President

SCHEDULE
INDEXPLUS Trust Series 2003-1
PPLUS Trust Series CMT-1
PPLUS Trust Series CSF-1
PPLUS Trust Series DCNA-1
PPLUS Trust Series FMC-1
PPLUS Trust Series GSC-1
PPLUS Trust Series GSC-2
PPLUS Trust Series GSG-1
PPLUS Trust Series GSG-2
PPLUS Trust Series JPM-1
PPLUS Trust Series LMG-3
PPLUS Trust Series SPR-1
PPLUS Trust Series TWC-1
PPLUS Trust Series VAL-1
PreferredPLUS Trust Series ALL-1
PreferredPLUS Trust Series CCR-1
PreferredPLUS Trust Series CTR-1
PreferredPLUS Trust Series CZN-1
PreferredPLUS Trust Series ELP-1
PreferredPLUS Trust Series FAR-1
PreferredPLUS Trust Series FRD-1
PreferredPLUS Trust Series GEC-1
PreferredPLUS Trust Series LMG-1
PreferredPLUS Trust Series LMG-2
PreferredPLUS Trust Series QWS-1
PreferredPLUS Trust Series QWS-2
PreferredPLUS Trust Series UPC-1
PreferredPLUS Trust Series VER-1